                                                                    EXHIBIT 8.1

                           GRAYDON, HEAD & RITCHEY
                           1900 FIFTH THIRD CENTER
                            CINCINNATI, OHIO 45202



                              February 3, 1998



Jacor Communications, Inc.
50 E. RiverCenter Blvd.
12th Floor
Covington, KY  41011

     RE:  REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     We are acting as your counsel in connection with the registration under the Securities Act of 1933, as amended, of $383,573,000 aggregate principal amount at maturity of Liquid Yield Option-TM- Notes due 2018 (the "LYONS") of Jacor Communications, Inc. (the "Company") with gross proceeds to Jacor of $150,000,000. In that capacity, we have examined the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission in connection with the proposed public offering of the LYONS.

     We hereby confirm our opinion set forth in the Prospectus Supplement dated February 3, 1998 in the second full paragraph under the caption "Certain United States Federal Income Tax Considerations." Furthermore, we are of the opinion that the section in such Prospectus Supplement under the caption "Certain United States Federal Income Tax Considerations," while not purporting to discuss all tax matters relating to the LYONS, sets forth the material federal income tax consequences of the LYONS, subject to the qualifications set forth therein.

     The foregoing is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (including proposed Treasury Regulations) promulgated thereunder, rulings, official pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change or different interpretations by the Internal Revenue Service or the courts.

Jacor Communications, Inc.
February 3, 1998
Page 2

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the references to this firm in the Prospectus Supplement which forms a part thereof.

                              Very truly yours,

                              GRAYDON, HEAD & RITCHEY



                              By: /s/ Henry G. Alexander, Jr
                                  -----------------------------
                                    Henry G. Alexander, Jr.